Exhibit 16.1

MantylaMCREYNOLDS LLC

 The CPA. Never Underestimate The Value.K

July 28, 2008

Pacific Gold Corp. Board of Directors 465 South Meadows Parkway Reno, NV 89521

Members of Pacific Gold Corp. Board of Directors:

This is to confirm that the client-auditor relationship between Pacific Gold Corp. (Commission File Number: 000-32629) and Mantyla McReynolds, LLC, has ceased.

Sincerely,

MANTYLA McREYNOLDS, LLC

cc:

U.S. Securities & Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549 202-551-5300 Phone 202-772-9252 Fax

5872 South 900 East, Suite 250•Salt Lake City, Utah 84121•(801) 269-1818•Fax (801) 266-3481